SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549
                    -------------------------

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                         Date of Report:

                          April 1, 1998


                          DESIGNS, INC.
      (Exact Name of registrant as specified in its charter)


     Delaware                      0-15898        04-2623104
(State or other jurisdiction    (Commission      (IRS Employer
     of incorporation)           File Number)     Identification No.)


    66 B Street, Needham, Massachusetts                       02194
    (Address  of  principal executive offices)              (Zip Code)


                          (781) 444-7222
       (Registrant's telephone number, including area code)


Item 5.     Other Events

      A. As previously announced, Designs, Inc. (the "Company") entered into a Credit Agreement dated as of December 10, 1997 (the "Credit Agreement") between the Company and BankBoston, N.A. ("BankBoston"). Effective January 31, 1998, the Company and BankBoston entered into a First Amendment to Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto.

      B. On March 31, 1998, the Company received a federal income tax refund in the amount of approximately $12.7 million for the Company's fiscal year ended January 31, 1998 ("Fiscal 1997") relating to losses incurred during Fiscal 1997 and which were carried back against federal income taxes paid by the Company in prior fiscal years.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            Exhibit 10.1      First Amendment to Credit
                              Agreement, dated as of January 31, 1998, between Designs, Inc. and BankBoston, N.A.



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                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  DESIGNS, INC.


Date:  April 1, 1998               By:   /s/ Scott N. Semel
                                         --------------------------------
                                         Scott N. Semel,
                                         Executive Vice President,
                                         General Counsel and Secretary